PRODUCT SUPPLEMENT NO. 7 dated January 7, 2011 to Prospectus and Prospectus Supplement dated February 4, 2010 relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 424(b)(2) Registration Statement No. 333-164694

Autocallable Notes
Linked to the Performance of One or More Indices, Exchange Traded Funds,
Reference Shares or a Basket

     The notes offered by this product supplement, which we refer to as the notes, will be linked to the performance of one or more indices, each of which we refer to as a reference index, one or more exchange traded funds, each of which we refer to as a reference fund, and/or one or more equity securities, each of which we refer to as a reference share, of one or more issuers, each of which we refer to as a reference share issuer, or to a weighted basket of reference indices, reference funds and/or reference shares. We refer to such weighted basket as the basket and to each reference index, reference fund or reference share included in the basket as a basket component. We refer generally to any reference index, reference fund, reference share or basket component as an underlying. As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements such as American depositary shares or American depositary receipts in respect of non-U.S. underlying securities (together, ADSs). For reference shares that are ADSs, the term reference share issuer refers to the issuer of the equity securities underlying the ADSs.

     This product supplement describes terms that will apply generally to the notes and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or terms supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified in this product supplement. We refer to such term sheets and terms supplements generally as terms supplements. If the terms described in the applicable terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable terms supplement will control.

     The notes are designed for investors who seek an early exit prior to maturity at a premium if the level, value or price, as applicable, of the applicable underlying or basket is at or above (or in the case of notes that will pay a premium if the level, value or price of the underlying or basket is at or below (bear notes)) its applicable autocall level (as defined below) on the relevant observation date (each such date, an observation date). The notes will not pay periodic interest. Investors should be willing to lose some or all of their principal if the applicable underlying or basket is below a certain level, value or price (the barrier level) on a specific date shortly before the maturity date (or in the case of bear notes, if the applicable underlying or basket is above the barrier level). The autocall level, barrier level and observation dates will be set forth in the applicable terms supplement.

     The notes will be called if the observation level (as defined below) of the applicable underlying or basket on any observation date is greater than or equal to (or in the case of bear notes, less than or equal to) the applicable autocall level for that observation date set forth in the applicable terms supplement. If the notes are called, a holder will receive a cash payment per note that will be set forth in the applicable terms supplement.

     At maturity, if the notes have not been called, you will receive a cash payment per unit (the redemption amount) based on the direction of and percentage change in the price, level or value, as applicable, of the applicable underlying or basket from the initial level to the final level (each as defined below), calculated as follows:

  If the final level is greater than or equal to (or, in the case of bear notes, less than or equal to) the barrier level, you will receive the principal amount (as defined below).

  If the final level is less than (or, in the case of bear notes, greater than) the barrier level, you will lose a percentage of the principal amount of your notes based on the percentage decline (or, in the case of bear notes, percentage increase) in the price, level or value, as applicable, of the applicable underlying or basket in excess of the barrier level, from the initial level to the final level (the underlying return), multiplied by a downside participation factor specified in the applicable terms supplement. The applicable downside participation factor may be 100%.

     Investing in the notes involves significant risks including the risk of loss of some or all of your principal. Please refer to “Risk Factors” beginning on page PS-1 of this product supplement for risks related to an investment in the notes.

     Neither the Securities and Exchange Commission (the SEC) nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

     The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation (the FDIC) or any other U.S. governmental agency, nor are they obligations of, or guaranteed by, a bank.

Natixis Securities North America Inc.

The date of this product supplement no. 7 is January 7, 2011.

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the notes offered by the applicable terms supplement and this product supplement and with respect to Eksportfinans. We have not authorized anyone to give you any additional or different information. The information in the applicable terms supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

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     The notes described in the applicable terms supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The applicable terms supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement and the accompanying prospectus supplement and prospectus, “Eksportfinans,” the “Company,” “we,” “us” and “our” refer to Eksportfinans ASA and “agent(s)” refer to any agent(s) for sales of notes identified in the applicable terms supplement.

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

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RISK FACTORS

     An investment in the notes is subject to the risks described below, as well as the risks described under “Risk Factors — Risks related to index linked notes or notes linked to certain assets” in the accompanying prospectus supplement and any additional risk factors identified in the applicable terms supplement. The notes are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of the underlyings or baskets specified in the applicable terms supplement, there is no guaranteed return of principal at maturity. Also, an investment in the notes is not equivalent to investing directly in the underlying or basket to which the notes are linked. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

General

If your notes are not called prior to maturity, your investment may result in the loss of some or all of your principal

     If your notes are not called, on the maturity date you will receive a redemption amount that may be less than, but will not be greater than, the principal amount of the notes. The redemption amount payable on the maturity date will depend on the direction of and percentage change in the level, value or price, as applicable, of the applicable underlying or basket from the initial level as specified in the applicable terms supplement to the final level determined on the final observation date prior to the maturity date.

     If the final level is below (or in the case of bear notes, above) the barrier level, the amount paid on the maturity date on the notes will be less than your initial investment. Your principal will be reduced by an amount equal to the decline in excess of the barrier level (or, in the case of bear notes, the increase above the barrier level), as adjusted by the downside participation factor, even if the level, value or price, as applicable, of the applicable underlying or basket is equal to or above (or in the case of bear notes, equal to or below) the barrier level or initial level at certain points during the term of the notes. As a result, you may lose some or all of your principal. The downside participation factor may equal 100% (in which case you would participate in any decrease (or in the case of Bear Notes, increase) in the level, value or price, as applicable, of the applicable underlying or basket in excess of the barrier level on a 1:1 basis and you could lose some or all of your principal). The downside participation factor will not be greater than a number that, considering the barrier level, could cause you to lose more than your entire investment in the notes.

Your notes may be called on an observation date and, if called, you will receive the autocall amount, and your return will be capped

     Your investment in the notes will result in a gain if the observation level of the applicable underlying or basket on any of the observation dates is greater than or equal to (or, in the case of bear notes, less than or equal to) the autocall level, in which event, your notes will be automatically redeemed by us. Your return upon an automatic call will be limited as you will receive only the autocall amount (as defined herein) applicable to the observation date on which your notes are called, regardless of the appreciation (or, in the case of bear notes, depreciation) of the applicable underlying or basket. In other words, your return will be capped at a percentage of the principal amount as set forth in the applicable terms supplement. In addition, the automatic call feature of the notes may shorten the term of your investment.

Your yield on the notes, which could be negative, may be lower than the yield on other debt securities of comparable maturity

     The yield that you will receive on your notes, which could be negative, may be less than the yield you could earn on other investments. Your yield may be less than the yield you would earn if you bought a traditional interest bearing debt security of Eksportfinans with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike traditional interest bearing debt securities, the notes do not guarantee the return of a principal amount on the maturity date.

You must rely on your own evaluation of the merits of an investment linked to an underlying or basket

     In the ordinary course of their businesses, Natixis or its affiliates may express views on expected movements in an underlying or basket, the components of an underlying or basket or an index underlying an exchange traded fund underlying or basket (the underlying index), as the case may be, and these views may be communicated to clients of Natixis or its affiliates in the ordinary course of their business. However, such views are subject to change from time to time. Moreover, other professionals who deal in markets related to an underlying or basket may at any time have significantly different views from those of Natixis or its affiliates. For these reasons, you are encouraged to derive information concerning an underlying or basket, its components and the applicable underlying index from multiple sources and should not rely on the views expressed by Natixis or its affiliates.

Exchange rate movements may impact the value of the notes

     The notes will be denominated in U.S. dollars. Unless otherwise indicated in the applicable terms supplement, if the level, value or price, as applicable, of the applicable underlying or basket, or any component of the applicable underlying or basket or an underlying index is traded in a currency other than U.S. dollars and, as per the applicable underlying or basket, is converted into U.S. dollars or another currency, the amount payable on the notes on the maturity date will depend in part on the relevant exchange rates. If the U.S. dollar strengthens against the currencies of the applicable underlying or basket, its components or the underlying index, the value, level or price, as applicable, of the applicable underlying or basket, its components or the underlying index may be adversely affected and payment on the maturity date may be reduced.

     Of particular importance to potential currency exchange risk are existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the countries of the applicable underlying or basket, its components or the underlying index and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

In seeking to provide investors with what we believe to be commercially reasonable terms for the notes while providing Natixis with compensation for its services, we have considered the costs of developing, hedging and distributing the notes. If a trading market develops for the notes (and such a market may not develop), these costs are expected to affect the market price you may receive or be quoted for your notes on a date prior to the stated maturity date

     Unless otherwise provided in the applicable terms supplement, the notes will not be listed on any futures or securities exchange, and we do not expect a trading market for the notes to develop. Although Natixis has indicated that it currently expects to bid for notes offered for sale to it by holders of the notes, it is not required to do so and may cease making those bids at any time. In addition, for notes that are linked to a basket, while we describe herein how you can calculate the level of the basket from publicly available information, unless otherwise provided in the applicable terms supplement, we will not publish the level of the basket over the term of the notes and this may limit the trading market for the notes.

     If the applicable terms supplement provides that we will apply to have the notes listed on a securities exchange and if approval of such application is granted, the notes will be listed on such securities exchange at the time of such approval. We will make no representation, however, that the notes will be listed on such securities exchange, or, if listed, will remain listed for the entire term of the notes. In any event, you should be aware that the listing of the notes on a securities exchange does not necessarily ensure that a trading market will develop for the notes. If a trading market does develop, there can be no assurance that there will be liquidity in the trading market.

     The development of a trading market for the notes will depend on our financial performance and other factors, including changes in the value, level or price, as applicable, of the applicable underlying or basket.

     If the trading market for the notes is limited, there may be a limited number of buyers for your notes if you wish to transfer the notes during the term of your investment. This may affect the price you receive.

     In determining the economic terms of the notes, and consequently the potential return on the notes to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging and offering the notes. In structuring the economic terms of the notes, we seek to provide investors with what we believe to be commercially reasonable terms and to provide Natixis with compensation for its services in developing the securities. If a market-maker (which may be Natixis) makes a market in the notes, the price it quotes would reflect any changes in market conditions and other relevant factors. In addition, the price, if any, at which you could sell your notes in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of the notes, namely the underwriting discount paid in respect of the notes and other costs associated with the notes, and compensation for developing and hedging the product. This quoted price, or listed price in the case of listed notes, could be higher or lower than the issue price. Natixis is not obligated to make a market in the notes.

     Assuming there is no change in the level, value or price, as applicable, of the applicable underlying or basket to which your notes are linked and no change in market conditions or any other relevant factors, the price, if any, at which Natixis or another purchaser might be willing to purchase your notes in a secondary market transaction is expected to be lower than the issue price. This is due to, among other things, the fact that the issue price included, and secondary market prices are likely to exclude, underwriting discounts paid with respect to, and the developing and hedging costs associated with, the notes.

If your notes are linked to a basket, changes in the level, value or price of one or more basket components may offset each other

     For notes linked to a basket of two or more components, price movements in the basket components may not correlate with each other. Even if the level, value or price, as applicable, of one or more of the basket components increases (or, in the case of bear notes, decreases), price movements of one or more of the other basket components may offset such increases (or decreases). Therefore, in calculating the value of the basket on any observation date, favorable changes in the level, value or price of one or more of the basket components may be moderated, or wholly offset, by changes in the level, value or price of one or more of the other basket components.

     You cannot predict the future performance of any basket components, or of the basket as a whole, or whether changes in the values of any basket components will be offset by changes in the value of other basket components, based on their historical performance.

The respective sponsors and/or publishers of any underlying or basket, if applicable, may adjust such underlying or basket or any component of an underlying or basket in a way that affects its level, and these respective sponsors and/or publishers have no obligation to consider your interests

     The sponsors and/or publishers, as the case may be, of each underlying or basket, and with respect to notes linked to an exchange traded fund underlying or basket, the sponsors and/or publishers of the exchange traded fund or the underlying index (each a sponsor or publisher, as the case may be), if applicable, can add, delete or substitute the components included in an underlying or basket or the underlying index or make other methodological changes that could change the value of such underlying or basket or the underlying index. You should realize that the changing of companies, commodities or other components included in an underlying or basket or underlying index may affect such underlying or basket or the underlying index, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, a sponsor or publisher, as the case may be, may alter, discontinue or suspend calculation or dissemination of its underlying or basket or the underlying index. Any of these actions could adversely affect the value of the notes. The sponsor or publisher, as the case may be, will have no obligation to consider your interests in calculating or revising the underlying or basket or the underlying index.

Many factors affect the trading value of the notes; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the notes will be affected by factors that interrelate in complex ways. The effect of one factor may offset the increase in the trading value of the notes caused by another factor and the effect of one factor may exacerbate the decrease in the trading value of the notes caused by another factor. For example, an increase in interest rates may offset some or all of any increase in the trading value of the notes attributable to another factor, such as an increase (or, in the case of bear notes, decrease) in the level, value or price, as applicable, of the applicable underlying or basket. The following paragraphs describe the expected impact on the trading value of the notes given a change in a specific factor, assuming all other conditions remain constant.

     The level, value or price of the applicable underlying or basket is expected to affect the trading value of the notes. We expect that the trading value of the notes will depend substantially on the amount, if any, by which the level, value or price, as applicable, of the applicable underlying or basket exceeds or does not exceed the initial level or applicable autocall level. However, if you choose to sell your notes when the level, value or price, as applicable, of the applicable underlying or basket exceeds (or, in the case of bear notes, is less than) the initial level or applicable autocall level, you may receive substantially less than the redemption amount or autocall amount that would be payable based upon that value because of the expectation that the level, value or price, as applicable, of the applicable underlying or basket will continue to fluctuate until the relevant observation date occurs.

     Changes in the volatility of the applicable underlying or basket are expected to affect the trading value of the notes. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of the applicable underlying or basket increases or decreases, the trading value of the notes may be adversely affected.

     Changes in the levels of interest rates are expected to affect the trading value of the notes. We expect that changes in interest rates will affect the trading value of the notes. Generally, if United States interest rates increase, we expect the trading value of the notes will decrease and, conversely, if United States interest rates decrease, we expect the trading value of the notes will increase. If the applicable underlying or basket to which your notes are linked, or any components of such underlying or basket, are traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the level of such related underlying or basket or component and, thus, the trading value of the notes may be adversely affected.

     Changes in dividend yields on stocks included in equity-based underlyings or baskets are expected to affect the trading value of the notes linked to such underlyings or baskets. In general, if dividend yields on the stocks included in an equity-based underlying or basket or underlying index increase, we expect that the trading value of such notes will decrease and, conversely, if dividend yields on such stocks decrease, we expect that the trading value of such notes will increase.

     Changes in our credit ratings may affect the trading value of the notes. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because the return on your notes is dependent upon factors in addition to our ability to pay our obligations under the notes, such as the percentage increase, if any, in the level, value or price, as applicable, of the applicable underlying or basket from the initial level to the relevant observation date, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the notes of a given change in some of the factors listed above will be less if it occurs later in the term of the notes than if it occurs earlier in the term of the notes. We expect, however, that the effect on the trading value of the notes of a given change in the level, value or price, as applicable, of the applicable underlying or basket will be greater if it occurs close to an observation date than if it at other points in the term of the notes.

Purchases and sales by Natixis and its affiliates may affect your return

     Natixis and its affiliates may from time to time buy or sell the applicable underlying or basket, components of the applicable underlying or basket or the underlying index, or futures or options contracts on the applicable underlying or basket or components of the applicable underlying or basket or an underlying index for their own accounts for business reasons and expect to enter into these transactions in connection with hedging their obligations under the notes. These transactions could affect the price of these components and, in turn, the level, value or price, as applicable, of an underlying or basket or the underlying index in a manner that could be adverse to your investment in the notes. Any purchases or sales by Natixis, its affiliates or others on their behalf on or before the date an issue of the notes are priced for initial sale to the public (the trade date) may temporarily increase or decrease the level, value or price, as applicable, of the applicable underlying or basket, the underlying index or a component of the applicable underlying or basket or the underlying index. Temporary increases or decreases in the market prices of the applicable underlying or basket or a component of the applicable underlying or basket may also occur as a result of the purchasing activities of other market participants. Consequently, the prices of such underlying or basket or component may change subsequent to the trade date of an issue of notes, affecting the level, value or price, as applicable, of the applicable underlying or basket and therefore the trading value of the notes.

Natixis or its affiliates may do business with underlying companies

     Natixis or its affiliates may presently or from time to time engage in business with us or one or more of the companies whose stocks are included in an equity-based underlying or basket or underlying index, including extending loans to, or making equity investments in, those companies or providing advisory services to those companies, including merger and acquisition advisory services. In the course of business, Natixis or its affiliates may acquire non-public information relating to those companies and, in addition, one or more affiliates of Natixis may publish research reports about those companies. Neither we nor Natixis or its affiliates make any representation to any purchasers of the notes regarding any matters whatsoever relating to the companies corresponding to the stocks included in an equity-based applicable underlying or basket or underlying index. Any prospective purchaser of the notes should undertake an independent investigation of the companies included in an equity-based underlying or basket or underlying index as in its judgment is appropriate to make an informed decision regarding an investment in the notes. The composition of those companies does not reflect any investment recommendations of Natixis or its affiliates.

Hedging transactions may affect the return on the notes

     We through one or more of our hedging counterparties, which may include Natixis or its affiliates, may hedge our obligations under the notes by purchasing the applicable underlying or basket, futures or options on the applicable underlying or basket or other derivative instruments with returns linked or related to changes in the level, value or price, as applicable, of the applicable underlying or basket, and our hedging counterparties may adjust these hedges by, among other things, purchasing or selling the applicable underlying or basket, futures, options or other derivative instruments with returns linked to the applicable underlying or basket at any time. Although they are not expected to, any of these hedging activities may adversely affect the level, value or price, as applicable, of the applicable underlying or basket and, therefore, the market value of the notes. It is possible that our hedging counterparties could receive substantial returns from these hedging activities while the market value of the securities declines.

The economic interests of the calculation agent and its affiliates are potentially adverse to your interests.

        The economic interests of the calculation agent are potentially adverse to your interests as an investor in the notes.

        As calculation agent, Natixis will determine the initial index level, the initial share price, the final index level or final average index level) the final share price (or final average share price), the final basket level (or final average basket level), the multipliers, as applicable, the payment at maturity and whether a market disruption event has occurred. Determinations made by Natixis, in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor reference index or calculation of any index closing level in the event of a discontinuance of the underlying index, may affect the payout to you at maturity. See the definition of market disruption event under “Description of the Notes — General — Market disruption events” and the discussion under “Description of the Notes — Changes to the calculation of a reference index” and “Description of the Notes — Changes to the calculation of a reference fund”.

        The original issue price of the notes includes the agent’s commissions and certain costs of hedging our obligations under the notes. The counterparties through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our hedging counterparties’ control, such hedging may result in a profit that is more or less than initially projected.

Tax consequences are uncertain

     You should consider the tax consequences of investing in the notes, aspects of which are uncertain. See the section entitled “Taxation in the United States” in this product supplement.

Equity-based underlyings or baskets

If the underlying or basket to which your notes are linked is equity-based, you will not have the right to receive cash dividends or exercise ownership rights with respect to the component stocks included in such underlying or basket or the underlying index

     If the underlying or basket to which your notes are linked is equity-based, you will not have voting rights or rights to receive cash dividends or other ownership rights in the stocks included in such underlying or basket or the underlying index and your return on the notes at maturity or upon a mandatory call will not reflect the return you would realize if you actually owned the component stocks included in the underlying or basket or the underlying index and received the dividends paid on those stocks. This is because the calculation agent (as defined below) will calculate the amount payable to you on the maturity date or upon mandatory call by reference to the observation level of the applicable underlying or basket on the applicable observation date. Additionally, the values of certain equity based indices reflect only the prices of the common stocks included in the applicable underlying or basket or its components and do not take into consideration the value of dividends paid on those stocks.

If the underlying or basket to which your notes are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets

     The level of certain equity index-based underlyings or baskets and the net asset value of certain exchange traded fund-based underlyings or baskets that include stocks traded on foreign exchanges are computed by reference to the value of the equity securities of companies listed on a foreign exchange or exchanges. The return on the notes will be affected by factors affecting the value of securities in the relevant markets. The relevant foreign securities markets may be more volatile than United States or other securities markets and may be affected by market developments in different ways than United States or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about United States companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing and financial reporting standards and requirements in foreign countries differ from those applicable to United States reporting companies.

     The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial and social factors in those regions. In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the United States economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Commodity-based underlyings or baskets

If the underlying or basket to which your notes are linked is commodity-based, ownership of the notes will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the underlying or basket

     If the underlying or basket to which your notes are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such underlying or basket. We will not invest in any of the commodities or commodity futures contracts included in such underlying or basket on behalf or for the benefit of holders of the notes.

Trading in the components of a commodity-based underlying or basket can be volatile based on a number of factors that we cannot control

     Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including the following: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the level of a commodity-based underlying or basket and the value of the notes in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based underlyings or baskets may be concentrated in only a few, or even a single industry (i.e. energy) or single commodity (i.e. gold). These underlyings or baskets are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based underlying or basket, suspension or disruptions of market trading in the commodity and related futures markets, or in the underlying or basket, may adversely affect the value of the notes

     The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as daily price fluctuation limits and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a limit price. Once the maximum or minimum limit price has been reached in a particular contract, no trades may be made at a price above or below the limit price, respectively. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse effect on the level of or trading in the applicable underlying or basket, or the manner in which it is calculated, and therefore, the value of the notes.

Notes linked to a commodity-based underlying or basket will not be regulated by the CFTC

     Unlike an investment in the notes linked to a commodity-based underlying or basket, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the Commodity Futures Trading Commission (the CFTC) as a “commodity pool operator” (a CPO). Because notes linked to a commodity-based underlying or basket will not be interests in a commodity pool, such notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. Notes linked to a commodity-based underlying or basket will not constitute investments by you or by Eksportfinans on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (FCM). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based underlying or basket may include futures contracts on foreign exchanges that are less regulated than U.S. markets

     A commodity-based underlying or basket may include futures contracts on physical commodities on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for a sponsor or publisher, as the case may be, to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the applicable underlying or basket.

Exchange traded fund underlyings or baskets

If the underlying or basket to which your notes are linked is an exchange traded fund, there are liquidity and management risks associated with the underlying or basket

     Although shares of the applicable underlying or basket will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the applicable underlying or basket or that there will be liquidity in the trading market.

     The applicable underlying or basket is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

With respect to exchange traded fund underlyings or baskets, we cannot control actions by the investment adviser which may adjust the applicable underlying or basket in a way that could adversely affect the value of the notes and the amount payable on the notes, and the investment adviser has no obligation to consider your interests

     The policies of the investment adviser concerning the calculation of the applicable underlying or basket’s net asset value, additions, deletions or substitutions of common stocks held by the applicable underlying or basket and the manner in which changes affecting the underlying index are reflected in the applicable underlying or basket could affect the market price per share of the applicable underlying or basket and, therefore, the amount payable on the notes upon automatic call or on the maturity date and the trading value of the notes before maturity or automatic call. The amount payable on your notes and their value could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the applicable underlying or basket’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the applicable underlying or basket’s net asset value, in which case it may become difficult to determine the value of your notes. If events such as these occur or if the closing price per share of any underlying or basket is not available on an observation date, the calculation agent may determine the closing price per share of the applicable underlying or basket on such observation date and thus the amount payable on the maturity date in a manner it considers appropriate, in its sole discretion.

With respect to exchange traded fund underlyings or baskets, we cannot control actions by the companies whose stocks or other equity securities are held by the applicable underlying or basket or included in the underlying index, including actions that could adversely affect the value of your notes

     While Natixis’ stock or the stock of one of its affiliates may be included in the applicable underlying or basket, Natixis will have no ability to control the actions of any of the other companies whose stock is held by the applicable underlying or basket or included in the underlying index, including actions that could affect the value of the stocks held by the applicable underlying or basket or included in the underlying index or your notes. None of the money you pay us will go to the sponsor or publisher, as the case may be, or the investment adviser or any of the companies represented in the underlying index and none of those companies will be involved in the offering of the notes in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

If the underlying or basket to which your notes are linked is an exchange traded fund, the correlation between the performance of the underlying or basket and the performance of the underlying index may vary

     The performance of the applicable underlying or basket and that of its underlying index will generally vary due to transaction costs, certain corporate actions and timing variances.

     In addition, because the shares of the applicable underlying or basket are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the applicable underlying or basket may differ from its net asset value per share; shares of the applicable underlying or basket may trade at, above or below their net asset value per share.

     For the foregoing reasons, the performance of the applicable underlying or basket may not correlate with the performance of its underlying index over the same period. Because of this variance in correlation, the return on the notes to the extent dependent in the return on the applicable underlying or basket may not be the same as an investment directly in the common stocks included in the underlying index or the same as a debt security with a payment at maturity linked to the performance of the underlying index.

If the underlying or basket to which your notes are linked is an exchange traded fund, time differences between the cities where the underlying index and the underlying or basket trade may create discrepancies in trading levels

     As a result of the time difference, if applicable, between the cities where the securities comprising the underlying index trade and where the shares of the applicable underlying or basket trade, there may be discrepancies between the levels of the underlying index and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a foreign country), as a result of which the levels of the underlying index remain unchanged for multiple trading days in the city where the shares of the applicable underlying or basket trade.

If the underlying or basket to which your notes are linked is an exchange traded fund, risks associated with the underlying index, or underlying assets of the exchange traded fund, will affect the share price of the underlying or basket and hence, the value of the notes

     Exchange traded funds are funds which may hold a variety of underlying assets, including stocks or bonds, and the performance of which may be designed to track the performance of an underlying index. While the notes are linked to the exchange traded fund underlying or basket and not to its underlying assets or underlying index, risks associated with the underlying assets or underlying index will affect the share price of the underlying or basket and hence the value of the notes. Some of the risks that relate to an underlying index include those discussed above in this product supplement in relation to equity index based- and commodity-based underlyings or baskets, which you should review before investing in the notes.

Holdings of the notes by Natixis or its affiliates and future sales may affect the value of the notes

     Certain of Natixis or its affiliates may purchase some of the notes for investment. As a result, upon completion of an offering, Natixis or its affiliates may own up to approximately 15% of the notes offered in that offering. Circumstances may occur in which our interests or those of Natixis or its affiliates could be in conflict with your interests. In addition, if a substantial portion of the notes held by Natixis or its affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the notes may fall. The negative effect of such sales on the prices of the notes could be pronounced because secondary trading in the notes is limited and illiquid.

The notes may be subject to foreign currency risk if any relevant underlying contains a reference index or reference fund comprised of foreign equity securities or other components denominated in a foreign currency or if any relevant underlying is an ADS

     If any relevant underlying is a reference index or reference fund comprised of foreign equity securities or other components denominated in a foreign currency or if any relevant underlying is an ADS, the notes may be subject to foreign currency risk. Because the prices of the components comprising the relevant underlying (if such underlying is a reference index or reference fund) will be converted into the currency in which such underlying is quoted (the base currency) for the purposes of calculating the value of such underlying, your investment will be exposed to currency exchange risk with respect to each of the countries represented in such underlying which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising such underlying are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the components comprising such underlying are denominated, the value of such underlying may be adversely affected, and the redemption amount payable on the notes at maturity may be reduced.

     There are significant risks related to an investment in a note that is linked, in whole or in part, to the ADSs relating to one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing underlying equity securities that are quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the applicable underlying equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of the relevant underlying equity securities on non-U.S. securities markets and, as a result, may affect the market price of such ADSs, which may consequently affect the value of the notes.

     Foreign currency risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in any relevant underlying. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in such underlying and other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the notes.

We have no control over exchange rates

     Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a note that is linked, in whole or in part, to any underlying that is a reference index or reference fund whose components are denominated in a foreign currency or to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an underlying stock that is quoted and traded in a foreign currency. We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

If the notes are linked to underlyings whose components are equity securities issued by non-U.S. companies or are linked to ADSs, an investment in the notes is subject to risks associated with non-U.S. securities markets

     If the notes are linked, in whole or in part, to underlyings whose components are equity securities issued by non-U.S. companies or to the value of the ADSs representing interests in non-U.S. equity securities, an investment in the notes involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules, different from those applicable to U.S. reporting companies.

     The prices of equity securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including relatively unstable governments, which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for securities linked to an underlying composed of securities traded in one or more emerging market countries or a basket of such underlyings.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of a foreign company

     If the notes are linked, in whole or in part, to the performance of the ADSs relating to the equity securities of one or more foreign issuers, you should be aware that your notes are linked, in whole or in part, to the prices of the ADSs and not to the applicable underlying securities, and there exist important differences between the rights of holders of ADSs and holders of the securities underlying such ADSs. Each ADS is generally a security evidenced by American Depositary Receipts that represents a specified number of shares of the equity securities of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of the equity securities of the foreign issuer. For example, the foreign issuer may make distributions in respect of its equity securities that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable underlying equity security may be significant and may materially and adversely affect the value of the notes.

     In addition, for securities linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board Service (the OTC Bulletin Board), or if the ADS facility between the reference share issuer and the ADS depositary is terminated for any reason, the calculation agent will have the option to either (a) (i) replace that ADS with the ADS of a company organized in, or with its principal executive office located in, the country in which the reference share issuer of that original ADS is organized or has its principal executive office, and that is then registered to trade on the New York Stock Exchange (the NYSE) or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (SIC Code) as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to that original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, replace that ADS with the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized or has its principal executive office, and that is then registered to trade on the NYSE or The NASDAQ Stock Market that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, replace that ADS with the equity securities of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the original ADS that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the applicable underlying equity securities to be the reference shares. You should read the section of this product supplement called “Description of the Securities—Adjustments—Delisting of ADSs or termination of ADS facility” for more information. Replacing the original ADS serving as a reference shares with another ADS may materially and adversely affect the value of the notes.

DESCRIPTION OF THE NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Debt Securities” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement.

     The notes are part of a series of debt securities, entitled “Medium-Term notes,” which Eksportfinans may issue from time to time as described in the accompanying prospectus and prospectus supplement. The notes are linked to the performance of one or more underlyings or a weighted basket as described in the accompanying prospectus and prospectus supplement.

General

     We will issue the notes under an indenture dated February 20, 2004, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee.

     The return on the notes will be based on the performance of certain underlyings or baskets specified in the applicable terms supplement, as described below under “— Payment on the Maturity Date.” The applicable terms supplement will provide information regarding the underlyings or baskets to which the notes are linked, based on publicly available documents, including certain historical price information on such underlyings or baskets, to help you evaluate the performance of the underlyings or baskets in various environments. However, historical levels of the underlyings or baskets are not indicative of future performance of the variables of the performance of your notes.

     The notes are not bank deposits and are not insured by the FDIC or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The maturity date of the notes will be the date specified in the applicable terms supplement, or the next succeeding business day if the scheduled maturity date is not a business day, subject to the market disruption provisions described in “—Market disruption events” herein. Unless otherwise specified in the applicable terms supplement, no interest or other payment will be payable because of any postponement of the maturity date.

     The specific terms of the notes will be described in the applicable terms supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus supplement and prospectus. If the terms described in the applicable terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable terms supplement will prevail.

     Eksportfinans will issue the notes in denominations of whole units, each with an original offering price per unit as set forth in the applicable terms supplement (the issue price). You may transfer the notes only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the notes in the form of one or more permanent global notes, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the notes. You should refer to the sections entitled “Description of Debt Securities — General terms of the notes — Form, exchange and transfer” in the accompanying prospectus supplement and “Description of Debt Securities — Global Securities” in the accompanying prospectus.

     The notes will not pay interest and will not guarantee any return of principal at maturity. Instead, you will receive a single payment in cash, the timing and amount of which will vary depending on the performance of the applicable underlying or basket, and which will be calculated in accordance with the formulas set forth below unless otherwise specified in the applicable terms supplement.

Automatic Call

     Autocall level shall mean the level, value or price, as applicable, for the applicable underlying or basket that will trigger an automatic call on an observation date.

     The notes will be automatically called and subject to mandatory redemption if the observation level of the applicable underlying or basket on any observation date is greater than or equal to (or, in the case of bear notes, less than or equal to) the applicable autocall level set forth in the applicable terms supplement (an autocall event).

     If the notes are called, you will receive a cash payment per unit (the autocall amount) applicable to such observation date. The autocall amount will be equal to the principal amount per note (the call premium) plus a percentage of the principal amount per note as set forth in the applicable terms supplement.

     If the notes are automatically called on an observation date other than the final observation date, we will redeem each note and pay the applicable autocall amount on the fifth banking business day after the applicable observation date, subject to postponement as described below (the call settlement date). If the notes are called on the final observation date, we will redeem each note and pay the autocall amount on the maturity date.

     Unless otherwise indicated in the applicable terms supplement, if an observation date (other than the final observation date) is not a business day (as defined below), or trading day (as defined below) in the case of notes linked to an exchange traded fund, or if there is a market disruption event (as described below under “— Market disruption events”) on such day, the applicable observation date will be the immediately succeeding business day or trading day, as applicable, during which no market disruption event has occurred or is continuing; provided that the observation level will not be determined on a date later than the tenth scheduled business day after the scheduled observation date, and if such day is not a business day, or if there is a market disruption event on such date, the calculation agent will determine (or, if not determinable, estimate), in a manner which is considered commercially reasonable under the circumstances, the observation level on such tenth scheduled business day.

     If the final observation date is not a business day (or, in the case of notes linked to an exchange traded fund, a trading day) or if there is a market disruption event on such day, the final observation date will be the immediately succeeding business day (or, in the case of notes linked to an exchange traded fund, the immediately succeeding trading day) during which no market disruption event shall have occurred or is continuing; provided that the final level of the applicable underlying or basket will be determined (or, if not determinable, estimated) by the calculation agent in a manner which is considered commercially reasonable under the circumstances on a date no later than the second scheduled business day prior to the maturity date, regardless of the occurrence of a market disruption event (as described below under “— Market disruption events”) on that scheduled business day. In such an event, for commodity-based underlyings or baskets, the level of the underlying or basket will be determined using the market disruption calculation described below under “— Market disruption events — For a commodity index.”

     If, due to a market disruption event or otherwise, an observation date (other than the final observation date) is postponed, the call settlement date in respect of such observation date, if applicable, will be the fifth banking business day following the observation date as postponed, unless otherwise specified in the applicable terms supplement.

     Unless otherwise specified in the applicable terms supplement, a banking business day is any day other than a day on which banking institutions in The City of New York and Oslo are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

The observation dates and related autocall amounts will be specified in the applicable terms supplement.

Payment on the maturity date

     If the notes (other than bear notes, provisions for which are laid out further below) are not called prior to the maturity date, the redemption amount per unit, denominated in U.S. dollars, will be determined by the calculation agent and, unless otherwise provided in the applicable terms supplement, will equal:

  If the final level (as defined below) is equal to or greater than the barrier level, the principal amount per note; or

  If the final level is less than the barrier level:

  principal amount per note + (principal amount per note x underlying return x participation factor), subject to a minimum of zero

     If the notes are bear notes and they are not called prior to the maturity date, then the redemption amount will be calculated as follows:

  If the final level is equal to or less than the barrier level, then the redemption amount will equal the principal amount per note; or

  If the final level is greater than the barrier level, then the redemption amount will equal:

  principal amount per note + (principal amount per note x underlying return x participation factor), subject to a minimum of zero

     The barrier level represents a percentage of the initial level and will be determined on the trade date and set forth in the applicable terms supplement.

     The downside participation factor represents a percentage of any decline (or, in the case of bear notes, any increase) beyond the barrier level and will be set forth in the applicable terms supplement. The downside participation factor may be greater than 100%. In the event that downside participation factor is greater than 100%, any decrease (or in the case of Bear Notes, increase) in the level, value or price, as applicable, of the applicable underlying or basket will result in a loss greater than the percentage decrease (or in the case of Bear Notes, increase) in the level, value or price, as applicable, of the applicable underlying or basket. However, in no event will the downside participation factor be greater than a number that, considering the barrier level, could cause you to lose more than your entire investment in the notes.

     Figures will be rounded to five decimal places.

     For each underlying, the underlying return is obtained from the following equation:

     If the notes are not bear notes:

final level – barrier level

initial level

     If the notes are bear notes:

barrier level – final level

initial level

     The initial level, final level, autocall level and the observation period, if applicable, will be specified in the applicable terms supplement. If your securities are linked to the performance of one or more reference shares, we may refer to the initial level and the final level as the initial share price and the final share price, respectively, in the applicable terms supplement. If your securities are linked to the performance of a basket, we may refer to the underlying return as the basket return and the initial level and the final level as the initial basket level and the final basket level, respectively, in the applicable terms supplement.

     Bear notes are securities that will be called if the observation level of the applicable underlying or basket on any observation date is less than or equal to the autocall level.

     Unless otherwise specified in the applicable terms supplement, in the event that the closing level or other relevant level for any basket component is not available on the trade date for the notes, the initial level for such basket component will be determined on the immediately following trading day on which the closing level or such other relevant level for such basket component is available. The initial level for each basket component for which a closing level is available on the trade date for the notes will be determined on the trade date.

Determining the observation level, the initial level and the final level

     Unless otherwise specified in the applicable terms supplement, the following definitions will apply, except if the applicable underlying or basket is an exchange traded fund.

     The observation level will equal the closing value of the applicable underlying or basket on any observation date.

     The initial level will equal the closing value of the applicable underlying or basket or a percentage of the closing value of the applicable underlying or basket on the trade date (or on such other date or dates as specified in the applicable terms supplement), as determined by the calculation agent; provided, however, that if the applicable underlying or basket is linked to one or more commodity indices, and a market disruption event occurs on the trade date, then the calculation agent will establish the initial value as described in the next paragraph.

     If the applicable underlying or basket is a commodity-based index and a market disruption event occurs on the trade date, the calculation agent will establish an initial value for the applicable underlying or basket (the initial commodity level) and the initial level using the following procedures:

(1)

With respect to each commodity or futures contract, the value of which is tracked by the applicable underlying or basket and which is not affected by a market disruption event (an unaffected commodity component), both the initial commodity level and the initial level will be based on the exchange published settlement price of such unaffected commodity component on the trade date.

(2)

With respect to each commodity or futures contract, the value of which is tracked by the applicable underlying or basket and which is affected by a market disruption event (an affected commodity component):

a.

The calculation agent will establish the initial commodity level on the trade date based on (i) the above-referenced settlement price of each unaffected commodity component and (ii) the last exchange published settlement price for each affected commodity component on the trade date.

b.

The calculation agent will adjust the initial commodity level for purposes of determining the initial level based on the exchange published settlement price of each affected commodity component on the first business day following the trade date on which no market disruption event occurs with respect to such affected commodity component. In the event that a market disruption event has occurred with respect to any affected commodity component on the first and second scheduled business day following the trade date, the calculation agent (not later than the close of business in New York, New York on the second scheduled business day following the trade date) will estimate the price of such affected commodity component used to determine the initial level in a manner that the calculation agent considers commercially reasonable under the circumstances.

c.

The terms supplement will set forth the initial commodity level, a brief statement of the facts relating to the establishment of the initial commodity level (including a description of the relevant market disruption event(s)), and the initial level.

(3)
The calculation agent will determine the initial commodity level by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the applicable underlying or basket. The exchange on which a commodity or futures contract, the value of which is tracked by the applicable underlying or basket, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the applicable underlying or basket.

     The final level will equal the closing value of the applicable underlying or basket on the final observation date.

Exchange traded fund underlyings or baskets

     Unless otherwise specified in the applicable terms supplement, the following definitions will apply if the applicable underlying or basket is an exchange traded fund.

     The observation level will equal the closing market price of the applicable underlying or basket on any observation date multiplied by the price multiplier. The price multiplier (also referred to as the share adjustment factor) will be set forth in the applicable terms supplement and will be subject to adjustment for certain corporate events relating to the applicable underlying or basket described below under “— Adjustments — For a reference fund.”

     The initial level will be equal to the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the applicable underlying or basket taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the trade date, or on such date or dates other than the trade date, as specified in the applicable terms supplement.

     The final level of an exchange traded fund will equal the closing market price of the applicable underlying or basket on the final observation date multiplied by the price multiplier.

     The closing market price means:

(A)

If the applicable underlying or basket is listed or admitted to trading on a national securities exchange (registered national securities exchange) in the United States that is registered under the Securities Exchange Act of 1934, as amended (the Exchange Act), is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), or is quoted on a United States quotation medium or inter-dealer quotation system (e.g., the Pink-Sheets), then the closing market price for any date of determination on any trading day means for one share of the applicable underlying or basket (or any other security underlying an underlying or basket for which a closing market price must be determined for purposes of the notes):

a.

the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

b.

if the last reported sale price is not obtainable on a registered national securities exchange, then the last reported sale price on the over-the-counter-market as reported on the OTC Bulletin Board or, if not available on the OTC Bulletin Board, then the last reported sale price on any other United States quotation medium or inter-dealer quotation system on that day (without taking into account any extended or after-hours trading session); or

c.

if the last reported sale price is not available for any reason on a registered national securities exchange, on the OTC Bulletin Board, or on any other United States quotation medium or inter-dealer quotation system, including, without limitation, due to the occurrence of a market disruption event, as described below, then the mean of the last reported bid and offer price of the principal trading session on the registered national securities exchange, or if there were no bids and offers on such exchange, then the mean of the last reported bid and offer on the over-the-counter market as reported on the OTC Bulletin Board or, if there were no bids and offers on the OTC Bulletin Board, then the mean of the last reported bid and offer on any other United States quotation medium or inter-dealer quotation system on that day as determined by the calculation agent or from as many dealers in that security, but not exceeding three, as have made the bid prices available to the calculation agent after 3:00 p.m., local time in the principal market of the shares of the applicable underlying or basket (or any other security underlying the underlying or basket for which a closing market price must be determined for purposes of the notes) on that date (without taking into account any extended or after-hours trading session).

(B)
If the applicable underlying or basket is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, or is not quoted on any other United States quotation medium or inter-dealer system, then the closing market price for any date of determination on any trading day means for one share of the applicable underlying or basket the U.S. dollar equivalent of the last reported sale price (as determined by the calculation agent in its sole discretion and reasonable judgment) on that day on a foreign securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that trading day as determined by the calculation agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that foreign exchange, then the closing market price will mean the U.S. dollar equivalent (as determined by the calculation agent in its sole discretion and reasonable judgment) of the average of the last available bid and offer price on that foreign exchange.

(C)
If the applicable underlying or basket is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, is not quoted on any other United States quotation medium or inter-dealer quotation system, is not listed or admitted to trading on any foreign securities exchange, or if the last reported sale price or bid and offer are not obtainable, then the closing market price will mean the average of the U.S. dollar value (as determined by the calculation agent in its sole discretion) of the last available purchase and sale prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the calculation agent based on information that is reasonably available to it.

     The price multiplier will be set forth in the applicable terms supplement and will be subject to adjustment for certain corporate events relating to the applicable underlying or basket described below under “— Adjustments — For a reference fund.”

Baskets

     A basket is a basket of two or more underlyings, each of which will be referred to as a basket component. A basket is designed to allow investors to participate in the percentage changes in the levels, values or prices, as applicable, of the basket components from the initial level to its final level on any observation date or to the final level of the basket. If your notes are linked to a basket, the basket components will be set forth in the applicable terms supplement. Each basket component will be assigned a weighting (the initial weighting) so that each basket component represents a specified portion of the value of the basket on the trade date. The basket components may be assigned with equal or unequal initial weightings. The initial weighting of any basket component will be set forth in the applicable terms supplement.

Determination of the multiplier for each basket component

     A fixed factor (the multiplier) will be determined for each basket component, based upon the weighting of that basket component. The multiplier for each basket component will be calculated on the trade date and will equal:

  the initial weighting (expressed as a percentage) for that basket component, multiplied by 100; and

  divided by the closing level of that basket component on the trade date and rounded to eight decimal places.

     Equity-based basket components

     Unless otherwise set forth in the applicable terms supplement, if a market disruption event occurs on the trade date as to any equity-based basket component, the calculation agent will establish the closing level of that basket component on the trade date (the basket component closing level), and thus its component ratio, based on the exchange published settlement price of that basket component on the first business day (or in the case of an exchange traded fund basket component, the first trading day) following the trade date on which no market disruption event occurs with respect to that basket component. In the event that a market disruption event occurs with respect to that basket component on the trade date and on each day to and including the second scheduled business day (or in the case of an exchange traded fund basket component, the first and second trading day) following the trade date, the calculation agent (not later than the close of business in New York, New York on the second scheduled business day (or in the case of an exchange traded fund underlying or basket, the second scheduled trading day) following the trade date) will estimate the basket component closing level, and thus the applicable component ratio, in a manner that the calculation agent considers commercially reasonable under the circumstances. The final terms supplement will set forth the basket component closing level, a brief statement of the facts relating to the establishment of the basket component closing level (including the applicable market disruption event(s)), and the applicable component ratio.

     For purposes of determining whether a market disruption event has occurred as to any equity-based basket component, market disruption event shall have the meaning set forth below in “— Market disruption events —For a reference share” (and for purposes of determining whether a market disruption event has occurred as to any exchange traded fund basket component, market disruption event shall have the meaning set forth below in “Market disruption events — For a reference fund”), provided that references to “underlying or basket” shall be deemed to be references to “basket component.”

     Commodity-based basket components

     Unless otherwise set forth in the applicable terms supplement, if a market disruption event occurs on the trade date as to any commodity-based basket component, the calculation agent will establish an initial level for that basket component (the initial basket component level), and thus its component ratio, using the following procedures:

(1)

With respect to each commodity or futures contract, the value of which is tracked by that basket component and which is not affected by a market disruption event (an “unaffected basket component commodity”), the initial basket component level, and thus the component ratios, will be based on the exchange published settlement price of each such unaffected basket component commodity on the trade date.

(2)

With respect to each commodity or futures contract, the value of which is tracked by that basket component and which is affected by a market disruption event (an “affected basket component commodity”):

(a)
The calculation agent will establish the initial basket component level, and thus the component ratios, on the trade date based on (i) the above-referenced settlement price of each unaffected basket component commodity and (ii) the last exchange published settlement price for each affected basket component commodity on the trade date.

(b)

The calculation agent will adjust the initial basket component level, and thus the component ratios, based on the exchange published settlement price of each affected basket component commodity on the first business day following the trade date on which no market disruption event occurs with respect to such affected basket component commodity. In the event that a market disruption event occurs with respect to any affected basket component commodity on the first and second scheduled business day following the trade date, the calculation agent (not later than the close of business in New York, New York on the second scheduled business day following the trade date) will estimate the price of such affected basket component commodity used to determine the initial basket component level and the applicable component ratio in a manner that the calculation agent considers commercially reasonable under the circumstances.

(c)

The terms supplement will set forth the initial basket component level, a brief statement of the facts relating to the establishment of the initial basket component level (including a description of the relevant market disruption event(s)) and the applicable component ratio.

(3)
The calculation agent will determine the initial basket component level, and thus the component ratio, by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the basket component. The exchange on which a commodity or futures contract, the value of which is tracked by the basket component, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the basket component.

     For purposes of determining whether a market disruption event has occurred as to any commodity-based basket component, market disruption event shall have the meaning set forth below in “— Market disruption events — For a commodity index,” provided that references to underlying or basket shall be deemed to be references to basket component.

     The multipliers will be calculated in this way so that the value of the basket will equal 100 on the trade date. The multipliers will not be revised subsequent to their determination on the trade date except that the calculation agent may in its good faith judgment adjust the multiplier of any basket component in the event that basket component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the level, value or price, of that basket component had those material changes or modifications not been made.

Computation of the basket

     The calculation agent will calculate the level of the basket by summing the products of the closing level for each basket component on a calculation day and the multiplier applicable to each basket component. The level of the basket will vary based on the increase or decrease in the level, value or price, of each basket component. Any increase in the level, value or price of a basket component (assuming no change in the level of the other basket component or basket components) will result in an increase in the level of the basket. Conversely, any decrease in the level, value or price of a basket component (assuming no change in the level, value or price of the other basket component or basket components) will result in a decrease in the level of the basket.

     The following tables are for illustration purposes only, and do not reflect the actual composition, initial weightings or multipliers, which will be set forth in the applicable terms supplement.

Example 1:

     The hypothetical basket components are Index ABC and Index XYZ, each weighted equally on a hypothetical trade date:

Basket Component	Initial Weighting	Closing Level(1)	Hypothetical multiplier(2)	Initial Basket Level Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	50.00%	3,500.00	0.01428571	50.00
Initial Level				100.00

Example 2:

     The hypothetical basket components are Index ABC, Index XYZ and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively:

Basket Component	Initial Weighting	Closing Level(1)	Hypothetical multiplier(2)	Initial Basket Level Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	25.00%	2,420.00	0.01033058	25.00
Index RST	25.00%	1,014.00	0.02465483	25.00
Initial Level				100.00

(1)	This is the closing level of each basket component on the hypothetical trade date.
(2)

The hypothetical multiplier equals the initial weighting of the basket component (as a percentage) multiplied by 100, and then divided by the Closing Value of that basket component on the hypothetical trade date and rounded to eight decimal places. The actual basket components, initial weightings, multipliers and the trade date will be set forth in the applicable terms supplement.

     The basket component weightings will be specified in the applicable terms supplement and will be a percentage of the basket applicable to each basket component.

     The valuation date will be the date or dates specified in the applicable terms supplement, or the next succeeding underlying business day if the scheduled valuation date is not an underlying business day, subject to the market disruption provisions described in “—Market disruption events” herein.

     The level of any reference index at any time during the term of the notes will be the level of such reference index published at such time by the reference index sponsor, as determined by the calculation agent and subject to the provisions described under “—Changes to the calculation of a reference index” herein.

     The level of any reference share or reference fund at any time during the term of the notes will be the price of one such reference share or one share of such reference fund, respectively, displayed on the exchange for such reference share or reference fund at such time, or if unavailable on that exchange, any other exchange displaying that price, as specified in the applicable terms supplement, multiplied by the share adjustment factor applicable to such reference share or reference fund at such time, in all cases as determined by the calculation agent and, in the case of a reference fund, subject to the provisions described under “—Changes to the calculation of a reference fund” herein.

     For a basket, the level, on any underlying business day or trading day, will be the level of such basket, calculated in accordance with the formula set forth in the applicable terms supplement, as determined by the calculation agent.

     For a reference index, the closing level, on any underlying business day or trading day, will be the level of such reference index determined by the calculation agent at the valuation time, which is the time at which the sponsor of such reference index calculates the closing level of such reference index on such underlying business day or trading day, as published by the reference index sponsor, subject to the provisions described under “Changes to the calculation of a reference index” herein.

     For a reference fund, the closing level, on any underlying business day or trading day, will be the last reported sale price for one share of such reference fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which such reference fund is listed or admitted to trading) multiplied by the share adjustment factor for such reference fund, as determined by the calculation agent and, in the case of a reference fund, subject to the provisions described under “—Changes to the calculation of a reference fund” herein.

     For one unit of any reference share (or one unit of any other security except a reference fund for which a closing level must be determined), the closing level, on any underlying business day or trading day, means:

  if such reference share (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act on which such reference share (or such other security) is listed or admitted to trading;

  if such reference share (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on such day;

  with respect to any such other security, if such security is issued by a foreign issuer and its closing level cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading; or

  otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such reference share (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor for such reference share (or such other security).

     For a basket, the closing level, on any underlying business day or trading day, will be the closing level of such basket, calculated in accordance with the formula set forth in the applicable terms supplement.

     A business day is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York or Oslo are generally authorized or obligated by law or executive order to close.

     An underlying business day is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined herein), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time.

     Exchange means, with respect to any reference index, each principal exchange on which each component underlying such reference index is traded, and, with respect to any reference fund or reference share, the principal exchange on which such reference fund or reference share is traded. Related exchange means, with respect to any underlying, any exchange on which futures or options contracts relating to such underlying are traded.

     A trading day is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges.

     For a reference fund or a reference share, the share adjustment factor or price multiplier will initially be set equal to 1.0 on the date the notes are priced for initial sale to the public and will be subject to adjustment as described under “—Adjustments” herein.

Market disruption events

For a reference index

     A market disruption event is, in respect of a reference index, the occurrence or existence on any underlying business day for such reference index (or a successor reference index) during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

     (a) an exchange in securities that comprise 20% or more of the level of such reference index (or a successor reference index) based on a comparison of (1) the portion of the level of such reference index (or a successor reference index) attributable to each component comprising such reference index (or a successor reference index) in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of such reference index (or a successor reference index), in the case of (1) or (2) immediately before that suspension or limitation;

     (b) a related exchange in options contracts on such reference index (or a successor reference index); or

     (c) a related exchange in futures contracts on such reference index (or a successor reference index);

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

     If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding underlying business day for such reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of such valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five underlying business days immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day following the scheduled valuation date will be deemed to be the valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the closing level for such reference index on that deemed valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on such exchanges (as determined by the calculation agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component comprising the reference index (subject to the provisions described under “—Changes to the calculation of a reference index” herein).

For a reference fund

     A market disruption event is, in respect of a reference fund:

     (a) the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such reference fund (or a successor fund) on the exchange for such reference fund (or such successor fund) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session for such exchange;

     (b) a breakdown or failure in the price and trade reporting systems of the exchange for the reference fund (or such successor fund) as a result of which the reported trading prices for the shares of such reference fund (or such successor fund) during the last one-half hour preceding the close of the principal trading session for such exchange are materially inaccurate; or

     (c) the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange for the reference fund (or such successor fund), if available, during the one-half hour period preceding the close of the principal trading session for such related exchange;

     in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the reference fund or any instrument related to the shares of the reference fund or to adjust or unwind all or a material portion of any hedge position in the reference fund with respect to the notes.

     If the calculation agent determines that on a valuation date a market disruption event exists in respect of a reference fund, then that valuation date will be postponed to the first succeeding underlying business day on which the calculation agent determines that no market disruption event exists in respect of such reference fund, unless the calculation agent determines that a market disruption event in respect of such reference fund exists on each of the five underlying business days immediately following the valuation date. In that case, (a) the fifth succeeding underlying business day after the scheduled valuation date will be deemed to be the valuation date for such reference fund, notwithstanding the market disruption event in respect of such reference fund, and (b) the calculation agent will determine the closing level for the valuation date on that deemed valuation date in accordance with the formula for and method of calculating such reference fund last in effect prior to the commencement of the market disruption event using its good faith estimate of the settlement prices that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that deemed valuation date, of each such security comprising the reference fund (subject to the provisions described under “—Changes to the calculation of a reference fund” herein).

For a reference share

     A market disruption event is, in respect of a reference share:

     (a) the occurrence or existence of a suspension, absence or material limitation of trading of such reference share on the exchange for such reference share for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such exchange;

     (b) a breakdown or failure in the price and trade reporting systems of the exchange for such reference share as a result of which the reported trading prices for such reference share during the last one-half hour preceding the close of the principal trading session on such exchange are materially inaccurate;

     (c) a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such reference share, if available, during the one-half hour period preceding the close of the principal trading session of such related exchange or market; or

     (d) a decision to permanently discontinue trading in such futures or options contracts related to such reference share;

     in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference share or any instrument related to such reference share or to adjust or unwind all or a material portion of any hedge position in such reference share with respect to the notes.

     For the purpose of determining whether a market disruption event in respect of a reference share has occurred:

     (a) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the exchange for such reference share or the primary related exchange or market for trading in futures or options contracts related to such reference share;

     (b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

     (c) a suspension of trading in futures or options contracts related to such reference share by the primary related exchange or market for trading in such contracts, if available, by reason of:

  a price change exceeding limits set by such exchange or market,

  an imbalance of orders relating to such contracts, or

  a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference share, as determined by the calculation agent in its sole discretion; and

     (d) a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference share are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

     If the calculation agent determines that on a valuation date a market disruption event exists in respect of any reference share, then that valuation date will be postponed to the first succeeding underlying business day on which the calculation agent determines that no market disruption event exists in respect of such reference share, unless the calculation agent determines that a market disruption event in respect of such reference share exists on each of the five underlying business days immediately following the valuation date. In that case, (a) the fifth succeeding underlying business day after the scheduled valuation date will be deemed to be the valuation date for such reference share, notwithstanding the market disruption event in respect of such relevant share, and (b) the calculation agent will determine the closing price for the valuation date on that deemed valuation date using its good faith estimate of the settlement price that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that deemed valuation date, of the reference share.

For a commodity-based reference index or share

     A market disruption event is, in respect of a commodity-based reference index or share:

     (a) a material limitation, suspension, or disruption of trading in one or more commodity-based components which results in a failure by the exchange on which each applicable commodity-based component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

     (b) the exchange published settlement price for any commodity-based component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules;

     (c) failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any commodity-based component;

     (d) a suspension of trading in one or more commodity-based components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time; or

     (e) any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable notes;

provided that, for any observation date, other than the final observation date, a market disruption event shall be deemed to occur and, such observation date shall be postponed as provided above under “—Automatic Call”, only if such market disruption event, in the sole discretion of the calculation agent, materially interferes with the ability of the calculation agent to obtain a closing value for the commodity-based reference index or share.

     For notes linked to a commodity-based reference index or share, in the event a market disruption event has occurred on the final observation date, the final level will be determined by the calculation agent using the following market disruption calculation:

(1)

With respect to each commodity or futures contract, the value of which is tracked by the commodity- based reference index or share and which is not affected by the market disruption event, the commodity- based reference index or share value will be based on the exchange published settlement price of each such contract on the final observation date.

(2)

With respect to each commodity or futures contract, the value of which is tracked by the commodity- based reference index or share and which is affected by the market disruption event, the commodity- based reference index or share value will be based on the exchange published settlement price of each such contract on the first business day following the final observation date on which no market disruption event occurs with respect to such contract. In the event that a market disruption event occurs with respect to any commodity or futures contract, the value of which is tracked by the commodity- based reference index or share, on the final observation date and on each day to and including the second scheduled business day prior to maturity (the cut-off date), the price of such contract used to determine the final level will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)

The calculation agent shall determine the commodity-based reference index or share value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2), above, using the then current method for calculating the commodity-based reference index or share. The exchange on which a commodity or futures contract, the value of which is tracked by the commodity- based reference index or share, is traded for purposes of the foregoing definition means the exchange used to value such contract for the calculation of the commodity-based reference index or share.

For a basket

     If the notes are linked to a basket and one or more basket components are affected by a market disruption event on a valuation dates as described above, the valuation dates for any basket component not affected by a market disruption event will not be affected.

Postponement of maturity date upon postponement of final valuation date

     Unless otherwise specified in the applicable terms supplement, if the final valuation date is postponed as a result of a market disruption event as described above, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed. If the existence of a market disruption event results in the postponement of the maturity date, no interest or other payment will be payable because of such postponement.

Changes to the calculation of a reference index

     If any reference index is (a) not calculated and announced by its sponsor or reference index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor reference index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such reference index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor reference index calculation agent, as applicable.

     Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the notes in the manner set forth below.

     If (x) on or prior to a valuation date any reference index sponsor, reference index calculation agent or reference index creator or HOLT, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date the reference index sponsor or reference index calculation agent, as applicable (or a successor sponsor or successor reference index calculation agent, as applicable) fails to calculate and announce the reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the trustee in the manner set forth below.

Changes to the calculation of a reference fund

     If a reference fund (or a successor fund (as defined herein)) is de-listed from the exchange (or successor exchange) for such reference fund, liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued reference fund (or such successor fund) (such fund being referred to herein as a successor fund). If the reference fund (or a successor fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the reference fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the reference fund. If a successor fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the reference fund, that successor fund or closing level will be substituted for the reference fund (or such successor fund) for all purposes of the notes.

     If at any time:

  the underlying index of the reference fund (or the underlying index related to a successor fund) is changed in a material respect, or the reference fund (or a successor fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of the reference fund (or such successor fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level of an exchange traded fund comparable to the reference fund (or such successor fund) as if those changes or modifications had not been made, and calculate the closing level with reference to the reference fund (or such successor fund), as adjusted.

     The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

     The calculation agent will be solely responsible for the method of calculating the closing level of one share of the reference fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Adjustments

     The share adjustment factor for a reference fund or reference share will initially be set to 1.0 and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor after the close of business on the final valuation date. The required adjustments specified below do not cover all events that could affect the closing prices of a reference fund or reference share.

     No adjustment to the share adjustment factor for a reference fund or reference share will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

     The calculation agent will be solely responsible for the determination and calculation of any adjustments to the share adjustment factor for any reference fund or reference share and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

For reference funds

     Share splits and reverse share splits

     If the shares of a reference fund are subject to a share split or reverse share split, then once such split has become effective, the share adjustment factor for such reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the product of:

  the prior share adjustment factor for such reference fund, and the number of shares which a holder of one share of the reference fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

     Share dividends or distributions

     If a reference fund is subject to a (i) share dividend, i.e., an issuance of additional shares of the reference fund that is given ratably to all or substantially all holders of shares of the reference fund or (ii) distribution of shares of the reference fund as a result of the triggering of any provision of the corporate charter of the reference fund, then, once the dividend or distribution has become effective and the shares of the reference fund are trading ex-dividend, the share adjustment factor for such reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

  the prior share adjustment factor for such reference fund, and the number of additional shares issued in the share dividend or distribution with respect to one share of the reference fund.

     Non-cash distributions

     If a reference fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the reference fund to all or substantially all holders of shares of the reference fund (other than (i) share dividends or distributions referred to under “—Share dividends or distributions” above and (ii) cash dividends referred to under “—Extraordinary cash dividends or distributions” below), then, once the distribution has become effective and the shares of the reference fund are trading ex-dividend, the share adjustment factor for such reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the product of:

  the prior share adjustment factor for such reference fund, and a fraction, the numerator of which is the current market price of one share of the reference fund and the denominator of which is the amount by which such current market price exceeds the fair market value of such distribution.

     The current market price of a reference fund means the arithmetic average of the closing levels of one share of the reference fund for the ten underlying business days prior to the underlying business day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor.

     Ex-dividend date means the first trading day on which transactions in the shares of a reference fund trade on the exchange for such reference fund without the right to receive that cash dividend or other cash distribution.

     The fair market value of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the closing price of such distributed property on such ex-dividend date.

     Extraordinary cash dividends or distributions

     A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a reference fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the reference fund by an amount equal to at least 10% of the closing price of the reference fund on the first trading day immediately preceding the ex-dividend date, unless otherwise specified in the applicable terms supplement.

     If a reference fund distributes an extraordinary cash dividend, the share adjustment factor for such reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the product of:

  the prior share adjustment factor for such reference fund, and a fraction, the numerator of which is the closing price of the reference fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

For reference shares

     For purposes of these adjustments, except as noted below, if ADSs are serving as the reference shares, all adjustments to the share adjustment factor for such reference shares will be made based on the occurrence of the events specified below with respect to the applicable underlying equity securities. Therefore, for example, if the applicable underlying equity securities are subject to a two-for-one stock split and assuming the share adjustment factor for such reference shares is equal to one, the share adjustment factor for such reference shares would be adjusted to be equal to two. If the relevant reference shares are ADSs, the term dividend used in this section, with respect to such reference shares, will mean, unless otherwise specified in the applicable terms supplement, the dividend paid to holders of the ADSs, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

     If ADSs are serving as the relevant reference shares, no adjustment to the applicable ADS price or the applicable share adjustment factor, including those described below, will be made if (1) holders of such ADSs are not affected by any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has adjusted the number of shares of the applicable underlying equity securities represented by such ADSs so that such ADS price would not be affected by the corporate event in question, as determined by the calculation agent in its sole discretion. However, to the extent that the number of shares of the applicable underlying equity securities represented by such ADSs is changed for any other reason, appropriate adjustments to the adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

     Stock splits and reverse stock splits

     If the relevant reference shares are subject to a stock split or reverse stock split, then once such split has become effective, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

  the prior share adjustment factor for such reference shares, and the number of shares that a holder of one share of such reference shares before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

     Stock dividends or distributions

     If the relevant reference shares are subject to a (i) stock dividend, i.e., an issuance of additional shares of such reference shares, that is given ratably to all or substantially all holders of such reference shares, or (ii) distribution of shares of such reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer of such reference shares or otherwise, then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

  the prior share adjustment factor for such reference shares, and the number of additional shares of such reference shares issued in the stock dividend or distribution with respect to one share of such reference shares.

     Non-cash dividends or distributions

     If the relevant reference share issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all or substantially all holders of such reference shares (other than dividends, distributions or issuances referred to under “—Stock splits and reverse stock splits” or “—Stock dividends or distributions” above or “—Issuance of transferable rights or warrants” or “—Extraordinary cash dividends or distributions” below), then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

  the prior share adjustment factor for such reference shares, and a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the amount by which such current market price exceeds the fair market value of such distribution.

     The current market price of the reference shares means the arithmetic average of the closing prices of one share of such reference shares for the ten underlying business days prior to the underlying business day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the share adjustment factor for such reference shares.

     The ex-dividend date, with respect to a dividend or other distribution on the reference shares, means the first trading day on which transactions in such reference shares trade on the exchange for such reference shares without the right to receive that dividend or other distribution.

     The fair market value of a distribution on the reference shares means the value of the property distributed in respect of one share of such reference shares in such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or on a non-U.S. securities exchange or market, the fair market value per share or other unit of such distributed property will equal the closing price of one share or other unit of such distributed property on such ex-dividend date, as determined by the calculation agent.

     Notwithstanding the foregoing, a distribution on the reference shares described in clause (a), (d) or (e) of the section entitled “—Reorganization events” below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor under this “Non-cash dividends or distributions” section and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization events.” A distribution on a reference share described in the section entitled “—Issuance of transferable rights or warrants” that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor under this “Non-cash dividends or distributions” section and will only cause an adjustment pursuant to the section entitled “—Issuance of transferable rights or warrants.”

     Extraordinary cash dividends or distributions

     If the relevant reference share issuer pays a dividend or makes another distribution consisting exclusively of cash to all or substantially all holders of such reference shares during any fiscal quarter during the term of the notes in an aggregate amount that, together with all other such cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the share adjustment factor for such reference shares has not previously been made under this “—Extraordinary cash dividends or distributions” section, exceeds the dividend threshold for such reference shares, then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

  the prior share adjustment factor for such reference shares, and a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the amount by which such current market price exceeds the aggregate amount in cash per share that the reference share issuer distributes in such cash dividend or distribution together with all other cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the share adjustment factor for such reference shares has not previously been made under this “—Extraordinary cash dividends or distributions” section to holders of such reference shares in excess of the dividend threshold for such dividend or distribution.

     For the avoidance of doubt, the share adjustment factor for the reference shares may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the dividend threshold for such dividends or distributions. If the share adjustment factor for the reference shares has been previously adjusted in a particular quarterly fiscal period because of a cash dividend or distribution that exceeds the dividend threshold for such dividend or distribution, a subsequent adjustment will be made if the relevant reference share issuer pays a cash dividend or makes another distribution during such quarterly fiscal period in an aggregate amount that, together with all other such cash dividends or distributions since the last adjustment to the share adjustment factor (because of cash dividends or distributions that exceed the dividend threshold for such reference shares) exceeds the dividend threshold for such dividend or distribution. Such subsequent adjustments to the share adjustment factor will only take into account the cash dividends or distributions during such quarterly fiscal period made since the last adjustment to the share adjustment factor because of cash dividends or distributions that exceed the dividend threshold for such reference shares.

     The dividend threshold, with respect to a dividend or distribution, is equal to the sum of (x) the aggregate amount of any cash dividends or other cash distributions paid per share of the relevant reference shares in the quarterly fiscal period immediately preceding the quarterly fiscal period in which the ex-dividend date for such dividend or distribution occurs, plus (y) 10% of the closing price of one share of such reference shares on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the applicable terms supplement.

     Issuance of transferable rights or warrants

     If the relevant reference share issuer issues transferable rights or warrants to all holders of its reference shares to subscribe for or purchase shares of such reference shares, including new or existing rights to purchase shares of such reference shares, at an exercise price per share that is less than the closing price of one share of such reference shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants, pursuant to a shareholder’s rights plan or arrangement or otherwise, and if the expiration date of such rights or warrants precedes the maturity date, then the share adjustment factor for such reference shares will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

  the prior share adjustment factor for such reference shares, and the number of shares of such reference shares that could be purchased in the market with the cash value of such rights or warrants distributed on one share of such reference shares.

     The number of shares of such reference shares that could be purchased in the market will be based on the closing price of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such rights or warrants, if the rights or warrants are traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, will equal the closing price of such rights or warrants, or, if the rights or warrants are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor is determined, provided that if only two such bid prices are available, then the cash value of such rights or warrants will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

     Reorganization events

     If, prior to the maturity date,

     (a) there occurs any reclassification or change of the relevant reference shares, including, without limitation, as a result of the issuance of tracking stock by the reference share issuer,

     (b) a reference share issuer, or any surviving entity or subsequent surviving entity of such reference share issuer (a successor entity), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding shares of the relevant reference shares are exchanged for or converted into other property,

     (c) any statutory exchange of the shares of reference shares of a reference share issuer or any successor entity with another corporation occurs, other than pursuant to clause (b) above,

     (d) a reference share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

     (e) a reference share issuer issues to all of its shareholders equity securities of an issuer other than such reference share issuer, other than in a transaction described in clauses (b), (c) or (d) above (a spin-off event), or

     (f) a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of a reference share issuer and is consummated and completed for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a reorganization event), then the final share price or, in the case of a spin-off event, the share adjustment factor for such reference shares will be adjusted as set forth below.

     If a reorganization event with respect to the relevant reference shares, other than a spin-off event, occurs as a result of which the holders of such reference shares receive exchange property, then the closing price on any day for such reference shares will be determined by reference to the value of the exchange property following the effective date for such reorganization event. The value of the exchange property will be calculated as the sum of the values of the components of the exchange property as described below:

  If the exchange property consists of securities (including, without limitation, securities of the reference share issuer or securities of foreign issuers represented by ADSs) traded on a U.S. national securities exchange or on a non-U.S. securities exchange or market (exchange traded securities), the value of such exchange property will equal the closing price on the relevant exchange or market for such exchange traded securities.

  if the exchange property consists of cash, property other than exchange traded securities or a combination thereof, the calculation agent will value such exchange property as if such exchange property was liquidated on the date holders of such reference shares received such non-cash exchange property upon terms that it deems commercially reasonable, and the value of such exchange property will equal the aggregate cash amount, including both the exchange property consisting of cash and the amount resulting from the valuation or liquidation of such non-cash exchange property.

     Exchange property, with respect to the relevant reference shares that is subject to a reorganization event other than a spin-off event, will consist of any shares of such reference shares that continue to be held by the holders of such reference shares, and any securities, cash or any other assets distributed to the holders of such reference shares with respect to one share of such reference shares in or as a result of such reorganization event. In the event of any reorganization event in which an offeree may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash, as determined by the calculation agent in its sole discretion. No interest will accrue on any exchange property.

     In the event exchange property consists of securities, those securities will, in turn, be subject to the adjustments contained herein.

     In the case of a tender or exchange offer or going-private transaction for all the outstanding shares of the reference share issuer that is consummated and completed for all or substantially all of such shares and that involves exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer or going-private transaction with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).

     The calculation agent will be solely responsible for the determination and calculation of the exchange property if a reorganization event occurs, the value thereof and its effect on the final share price of the relevant reference shares.

     If a spin-off event with respect to the relevant reference shares occurs, then, on and after the ex-dividend date for the distribution of equity securities subject to such spin-off event, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

  the prior share adjustment factor for such reference shares, and a fraction, the numerator of which is the closing price per share of such reference shares on the trading day immediately preceding the ex-dividend date with respect to the spin-off event and the denominator of which is the closing price per share of such reference shares on the trading day immediately succeeding the ex-dividend date with respect to the spin-off event.

     As a result, following a spin-off event, holders of the notes will not participate in any way in the returns or market performance of the equity securities issued to holders of such reference shares in such spin-off event.

Delisting of ADSs or termination of ADS facility

     If ADSs serving as reference shares (the original reference shares) are no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying equity securities and the ADS depositary is terminated for any reason, then, on and after the date such ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the change date), the calculation agent, in its sole discretion, will either (A) determine the successor reference shares (as defined below) to such ADSs after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the successor reference shares, and such successor equity security issuer, a successor reference share issuer), or (B) select the applicable underlying equity securities to replace such original reference shares.

     The successor reference shares with respect to an ADS will be the ADS of a company selected by the calculation agent organized in, or with its principal executive office located in, the country in which the reference share issuer of such original reference shares is organized or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (SIC Code) as such original reference shares that, in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or the underlying equity security for which is) subject to a trading restriction under the trading restriction policies of Eksportfinans or any of its affiliates that would materially limit the ability of Eksportfinans or any of its affiliates to hedge the notes with respect to such ADS (a Hedging Restriction); provided further that if the successor reference shares cannot be identified as set forth above for which a Hedging Restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such original reference shares is organized or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a Hedging Restriction. Notwithstanding the foregoing, if the successor reference shares cannot be identified in the country in which the issuer of such original reference shares is organized or has its principal executive office, as set forth above, such successor reference shares will be selected by the calculation agent and will be the equity security of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a Hedging Restriction.

     Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, references in this product supplement or the applicable terms supplement to such reference shares will no longer be deemed to refer to the original reference shares and will be deemed instead to refer to any such successor reference shares for all purposes, and references in this product supplement or the applicable terms supplement to reference share issuer of the original reference shares will be deemed to be to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, (i) the initial share price for such successor reference shares will be equal to the initial share price of the original reference shares, (ii) (1) for securities linked to a single reference share, the final share price for such successor reference shares will be the closing price of one share of such successor reference shares on the valuation date or the arithmetic average of the closing prices of one share of such successor reference shares, in each case times the share adjustment factor on such date, provided that, for securities with valuation dates, if an adjustment to the share adjustment factor for such successor reference shares would have become effective in accordance with “—Adjustments” above after the first valuation date but on or prior to the final valuation date, the share adjustment factor for such successor reference shares will be so adjusted for the event giving rise to such adjustment effective date only on the valuation dates occurring on or after such adjustment effective date, or (2) for securities linked to a basket, the final share price for such successor reference shares on any trading day will be the closing price of one share of such successor reference shares on such trading day times the share adjustment factor for such successor reference shares on such trading day, and (iii) the share adjustment factor for such successor reference shares will be an amount as determined by the calculation agent in good faith as of the change date, taking into account, among other things, the closing price of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with “—Adjustments.”

     Following the selection of the successor reference shares, the share adjustment factor of the successor reference shares will be subject to adjustment as described above under “—Adjustments.”

     If the successor reference shares are selected, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the change date, of the successor reference share issuer, the successor reference shares and the initial share price for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

     If the calculation agent selects the applicable underlying equity security to replace the reference shares pursuant to clause (B) of the first paragraph under “—Delisting of ADSs or termination of ADS facility” above, the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for the ADS multiplied by the number of the applicable underlying equity securities represented by a single ADS, subject to further adjustments as described under “—Adjustments.” The final share price for such reference shares will be expressed in U.S. dollars, converting the closing price of the applicable underlying stock on the final valuation date into U.S. dollars using the applicable exchange rate as described below.

     On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable underlying equity security relative to the U.S. dollar as reported by Reuters Group PLC (Reuters) on the relevant page for such rate at approximately the closing time of the relevant exchange for the applicable underlying equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

Events of default and acceleration

     In case an event of default (as defined in the accompanying prospectus supplement) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (in accordance with the acceleration provisions set forth in the accompanying prospectus supplement) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair value of the notes as determined by at least three but not more than five broker-dealers as will make such fair value determinations available to the calculation agent.

Purchases

     We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

     Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

     Unless otherwise specified in the applicable terms supplement, we will issue the notes in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable terms supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     As long as the notes are represented by the global notes, we will pay the redemption amount on the notes, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

     For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Debt Securities — General terms of the notes — Form, exchange and transfer” in the accompanying prospectus supplement and “Description of Debt Securities — Global Securities” in the accompanying prospectus.

Calculation agent

     Unless otherwise specified in the applicable terms supplement, the calculation agent is Natixis. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the notes, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent.

Further issues

     We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further securities ranking on an equal basis with the notes being offered hereby in all respects. Such further securities will be consolidated and form a single series with the notes being offered hereby and will have the same terms as to status, redemption or otherwise as the notes being offered hereby.

Notices

     Notices to holders of the notes will be made by first class mail, postage prepaid, to the registered holders.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the applicable terms supplement.

THE UNDERLYINGS OR THE BASKET

     The one or more underlyings or the basket to which the notes are linked will be specified in the applicable terms supplement.

USE OF PROCEEDS AND HEDGING

     The net proceeds from the sale of any notes offered hereunder will be used as described under “Use of Proceeds” in the accompanying prospectus and to hedge market risks of Eksportfinans associated with its obligation to pay the applicable payment at maturity on the notes. We expect to hedge our market risks with an affiliate of Natixis.

TAXATION IN THE UNITED STATES

     The following discussion supplements and, to the extent inconsistent with, replaces the discussion in the prospectus supplement and the prospectus under “Taxation in the United States” and you should read the following discussion in conjunction with the discussion in the prospectus supplement and the prospectus. The following discussion is based on the advice of Allen & Overy LLP and contains a general summary of the principal U.S. federal income tax consequences that may be relevant to the ownership of the notes. This summary addresses only the U.S. federal income tax considerations of U.S. Holders (as defined below) that acquire a note at its original issuance and that will hold that note as a capital asset.

     This summary does not address all U.S. federal income tax matters that may be relevant to you. In particular, this summary does not address tax considerations applicable to holders that may be subject to special tax rules including, without limitation:

  financial institutions;

  insurance companies;

  dealers or traders in securities, currencies or notional principal contracts;

  tax-exempt entities;

  regulated investment companies;

  real estate investment trusts;

  persons that will hold the note as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction for U.S. federal income tax purposes;

  persons whose “functional currency” is not the U.S. dollar;

  persons that own (or are deemed to own) 10% or more of our voting shares or interests treated as equity; and

  partnerships, pass-through entities or persons who hold the note through partnerships or other pass-through entities.

     Further, this summary does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of a note. This summary also does not describe any tax consequences arising under the laws of any taxing jurisdictions other than the federal income tax laws of the U.S. federal government.

     This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), United States Treasury Regulations and judicial and administrative interpretations of the Code and United States Treasury Regulations, in each case as in effect and available on the date of this product supplement. All of these are subject to change, and any changes could apply retroactively and could affect the tax consequences described below.

     In this summary, a U.S. Holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  a trust if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

     As provided in United States Treasury Regulations, certain trusts in existence on August 20, 1996, that were treated as United States persons prior to that date that maintain a valid election to continue to be treated as United States persons also are U.S. Holders. If a partnership holds the note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding a note, you should consult your tax advisor regarding an investment in the note under your particular situation.

General

     Except as otherwise provided in the applicable terms supplement, a note should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. Due to the absence of statutory, judicial or administrative authorities that directly address the characterization or treatment of the notes or instruments that are similar to the notes for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the IRS) or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of an investment in the notes (including alternative characterizations of the notes) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization and treatment of the notes described above.

Tax Consequences to U.S. Holders

     Tax Treatment Prior to Maturity. A U.S. Holder should not be required to recognize taxable income over the term of the notes prior to maturity, other than pursuant to a sale, exchange, redemption or settlement as described below.

     Sale, Exchange, Redemption or Settlement of the notes. Upon a sale, exchange or redemption of the notes, or upon settlement of the notes at maturity, a U.S. Holder should generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or settlement and the U.S. Holder’s tax basis in the notes sold, exchanged, redeemed or settled. A U.S. Holder’s tax basis in the notes should equal the amount paid by the U.S. Holder to acquire the notes. Subject to the discussions below regarding the possible application of Section 1260 of the Code, any capital gain or loss recognized upon a sale, exchange, redemption or settlement of a note should be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at such time.

     Possible Application of Section 1260 of the Code. If any underlying or basket is of the type enumerated under Section 1260 of the Code (including, among others, exchange traded funds and other regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies), while the matter is not entirely clear, there may exist a risk that an investment in the notes will be treated as a “constructive ownership transaction”. If an investment in the notes is treated as a “constructive ownership transaction”, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a note could be recharacterized as ordinary income (the Recharacterized Gain). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Recharacterized Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, redemption or settlement of the notes (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption or settlement of the notes).

     If an investment in a note is treated as a “constructive ownership transaction”, it is unclear to what extent any long-term capital gain of a U.S. Holder in respect of the note will be recharacterized as ordinary income. The amount of the Recharacterized Gain (if any) that would be recharacterized as ordinary income in respect of the notes will generally equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the notes over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired the applicable underlying or basket at fair market value on the issue date of the notes and sold the underlying or basket on the date of the sale, exchange, redemption or settlement of the notes at fair market value (which generally would reflect the percentage increase in the value of the underlying or basket over the term of the notes). U.S. Holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

Possible Alternative Tax Treatments of an Investment in the notes

     Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, with respect to a note that matures (after taking into account the last possible date that the note could be outstanding under the terms of the notes) more than one year from its date of issuance, the IRS could seek to analyze the U.S. federal income tax consequences of owning a note under United States Treasury Regulations governing contingent payment debt instruments (the Contingent Debt Regulations). Notes that mature (after taking into account the last possible date that the notes could be outstanding under the terms of the notes) in one year or less from the date of issuance might be treated as short-term debt securities, as described in the accompanying prospectus under “Taxation in the United States”.

     If the IRS were successful in asserting that the Contingent Debt Regulations applied to the notes, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the notes every year at a “comparable yield” determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, redemption or other disposition of the notes would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

     Even if the Contingent Debt Regulations were not applied to the notes, other alternative U.S. federal income tax characterizations of the notes are also possible, which if applied could also affect the timing and character of the income or loss with respect to the notes. Under such treatment, a U.S. Holder may be required to recognize ordinary income or short-term capital gain during the term of the notes, even though the holder did not receive any cash in respect of the notes prior to a sale, exchange, redemption or settlement at maturity. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the notes.

     Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. U.S. Holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the notes.

     Also under recently enacted legislation and subject to any future U.S. Treasury Regulations promulgated thereunder, beginning in 2012, all payments of the proceeds of a sale, redemption or other disposition of the notes will generally be subject to information reporting and backup withholding, unless an applicable exemption applies. Corporations are not automatically exempt from information reporting and backup withholding with respect to such income. Prospective investors should consult their own tax advisors concerning the application of the information reporting and backup withholding rules to their particular circumstances.

     Possible new administrative guidance and/or legislation. From time to time, there may be legislative proposals or interpretive guidance addressing the tax treatment of financial instruments such as the notes. We cannot predict the likelihood of any such legislation or guidance being adopted, or the ultimate impact on the notes. For example, on December 7, 2007, the IRS released a notice stating that it and the Treasury Department (Treasury) are actively considering the proper U.S. federal income tax treatment of an instrument with terms similar to some of the notes, including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of instruments having terms similar to some of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and Treasury are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the

Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, we intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as the Treasury and IRS issue guidance providing that some other treatment is more appropriate.

     In addition, one member of the House of Representatives introduced a bill on December 19, 2007 that, if enacted, would have required holders of instruments such as the notes to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether a similar bill will be re-introduced or enacted in the future and whether any such bill would affect the tax treatment of your notes.

     You should review the “Taxation in the United States” section in the prospectus supplement and the prospectus for a further discussion of the U.S. federal income tax considerations and consult your own tax advisors as to the tax consequences of acquiring, holding and disposing of the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes on federal or other tax laws.

ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), (a Plan) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     In addition, we and certain of our subsidiaries and affiliates, including Natixis, may be each considered a party in interest within the meaning of ERISA, or a disqualified person within the meaning of the Internal Revenue Code of 1986, as amended (the Code), with respect to many Plans, as well as many individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code (also Plans). A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under ERISA or an applicable prohibited transaction class exemption (PTCE) issued by the U.S. Department of Labor. Those exemptions include PTCE 75-1 (for certain securities transactions involving broker-dealers, reporting dealers or banks), PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider. Additionally, certain other employee benefit plans including governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA)) may be subject to federal, state, local or foreign laws or regulations which are substantially similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code (Similar Law). Fiduciaries of such plans should consult with their counsel before purchasing any of the notes or any interest therein. Any purchaser, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan and is not purchasing such securities on behalf of or with any assets of a Plan or with any assets of a governmental, church or foreign plan that is subject to any Similar Law or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church or foreign plan, any Similar Law). Purchasers of the securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental, church or foreign plans, as described above.

SUPPLEMENTAL PLAN OF DISTRIBUTION

     We are offering the notes as part of our medium-term note program on a continuing basis exclusively through Natixis and its affiliates, which we refer to as the agent, who has agreed to use reasonable efforts to solicit offers to purchase the notes. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase the notes. We will pay the agent, in connection with the sales of the notes resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable terms supplement.

     We may also sell the notes to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable terms supplement. The agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of the resale or otherwise, as the agent determines and as we will specify in the applicable terms supplement. The agent may offer the notes it has purchased as principal to other dealers, which may include affiliates of Natixis. The agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable terms supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

     The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the Securities Act). We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

     Unless otherwise provided in the applicable terms supplement, we do not intend to apply for the listing of the notes on a national securities exchange, but have been advised by the agent that, subject to market conditions, it currently intends to make a market in the notes as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes.

     In order to facilitate the offering of the notes, Natixis may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, Natixis may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. Natixis must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if Natixis is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, Natixis may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. Natixis is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by Eksportfinans, the agent or any broker-dealer affiliate of either Eksportfinans or the agent that would permit a public offering of the notes or possession or distribution of this product supplement or the accompanying prospectus and prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement or the accompanying prospectus and prospectus supplement, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Eksportfinans or any broker-dealer affiliate of Eksportfinans or the agent.

     From time to time the agent engages in transactions with Eksportfinans in the ordinary course of business.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the trade date, which is referred to as a T+3 settlement cycle.